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                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-113512, 333-104601 and 333-76254) of Amkor
Technology, Inc. of our report dated June 11, 2004 relating to the financial statements of Amkor Technology, Inc., 401(K) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 25, 2004